EXHIBIT 99.1

18191 Von Karman Avenue Suite 300 Irvine, CA 92612 (949) 270-9200

April 3, 2020

Dear Fellow Stockholder:

Thank you for your investment in Griffin-American Healthcare REIT IV, Inc. We are writing today to provide you with the results of our annual portfolio valuation and the estimated per share net asset value (“NAV”) of our shares determined by our board of directors as of December 31, 2019. We are also writing to update you regarding our response to the novel coronavirus (“COVID-19”) pandemic and changes we are making to our distribution rate and share repurchase plan (“SRP”).

Estimated Per Share Net Asset Value
As you will recall, on April 4, 2019, following a valuation of our portfolio as of December 31, 2018, our board of directors determined an estimated per share NAV of our Class T and Class I common stock of $9.54. Our most recent valuation, following a valuation of our portfolio as of December 31, 2019, resulted in the board of directors maintaining the estimated per share NAV of the company’s Class T and Class I common stock at $9.54. Accordingly, since the estimated per share NAV of the company’s Class T and Class I common stock of $9.54 is the same estimated per share NAV previously determined by the board of directors, there will be no changes to the purchase price of shares offered under our Distribution Reinvestment Plan (“DRIP”) or the per share repurchase price under our SRP.

As you know, Griffin-American Healthcare REIT IV invests in quality healthcare-related real estate assets. We purchased our first asset in June 2016 and have since built a diversified portfolio comprised of 82 healthcare properties, including an interest in a joint venture which owns a portfolio of integrated senior health campuses and ancillary businesses, acquired for $1.1 billion,1 and which has an estimated value in excess of $1.2 billion.2

On April 2, 2020, the board of directors of Griffin-American Healthcare REIT IV determined an estimated per share NAV of the company’s Class T and Class I common stock of $9.54 as of December 31, 2019, after having reviewed, amongst other information, a valuation report that contained a range of values for the company’s common stock delivered by Jones Lang LaSalle Securities, LLC (“JLLS”), an independent Financial Industry Regulatory Authority registered broker-dealer firm that specializes in providing real estate financial services. JLLS engaged JLL Valuation & Advisory Services, LLC, an affiliate of JLLS that conducts appraisals and valuations of real properties, to perform certain analyses on the company’s operating assets.

The valuation report delivered by JLLS provided a range of values of $9.28 to $9.99 for the estimated per share NAV of the company’s Class T and Class I common stock, with $9.75 being the mid-point of such range of values. This valuation was conducted as of December 31, 2019, and thus does not consider any potential impacts to the portfolio that may be caused by the COVID-19 pandemic (which we discuss more broadly below). Given the significant uncertainties presented by the pandemic and the potential impacts to the company’s portfolio, the board of directors established the estimated per share NAV at $9.54, which is within the range of values provided by JLLS but lower than the mid-point of the range.

The impact of the COVID-19 pandemic on the value of the company’s assets may be significant and will largely depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the COVID-19 pandemic, the success of actions taken to contain or treat COVID-19, and reactions by consumers, companies, governmental entities and capital markets. The company is continuously monitoring the impact the COVID-19 pandemic is having on the company’s business, residents, tenants and operating partners, and on the United States and global economies. Therefore, although the company intends to publish an updated estimated per share NAV on an annual basis, the company may be required to reevaluate the estimated per share NAV sooner if the COVID-19 pandemic has a material adverse impact on the company, its residents, its tenants, its operators or its assets.

It is important to keep in mind that the estimated per share NAV of $9.54 is simply a snapshot as of a particular date and may fluctuate over time. The estimated per share NAV is not intended to represent the amount that you could expect to receive if you were to sell your shares now or when we complete a liquidity event. Pursuant to the Institute for Portfolio Alternatives’ practice guideline regarding valuations of publicly registered non-listed REITs to which the JLLS valuation methodology conforms, the estimated per share NAV does not include a portfolio premium that may accrue in a typical real estate transaction, nor does it

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reflect an enterprise value. For a full description of the methodology and assumptions used to determine the estimated per share NAV, please see our Current Report on Form 8-K that we filed with the United States Securities and Exchange Commission on April 3, 2020.

COVID-19 Response; Changes to Investor Distributions and Share Repurchase Plan
As you know, the COVID-19 pandemic is dramatically impacting the United States and resulting in an aggressive worldwide effort to contain the spread of the virus. These efforts have produced significant societal and economic disruption, as well as an unprecedented level of uncertainty.

The situation presents a meaningful challenge for us as an owner and operator of healthcare facilities, as the impact of the virus is expected to result in massive strain throughout the healthcare system. COVID-19 is particularly dangerous among the senior population. This results in heightened risk to senior housing and skilled nursing facilities, which are expected to experience reductions in occupancy and increased costs in supplies and staffing associated with caring for the aged population during this crisis. The emergency is also expected to negatively impact the businesses of medical office tenants, including physician practices and other medical service providers.

We have been closely monitoring these developments for some time and assessing the potential implications for the company and our portfolio. In fact, approximately one month ago, our executive management team instituted measures to protect the company’s capital and maximize liquidity, including the suspension of all non-essential capital expenditures throughout our nationwide portfolio that are not directly associated with the maintenance or expansion of tenant occupancy and the enhancement of net operating income.

While we have yet to experience a material impact to our operations as a result of the pandemic, we anticipate that this will change as the virus continues to spread. In response to this fluid and rapidly developing situation, we believe conditions require that we make every effort to further strengthen the long-term financial prospects of the company.

Accordingly, on March 31, 2020, the company’s board of directors elected to suspend the company’s SRP with respect to all repurchase requests other than those resulting from the death or qualifying disability of stockholders, which will take effect with respect to share repurchase requests submitted for repurchase during the second quarter 2020.

Additionally, the board of directors reduced the company’s monthly investor distribution payments from an annualized rate of $0.60 per share to $0.40 per share beginning with the April 2020 distribution, which will be paid on May 1, 2020.

These actions were not taken lightly, and we continue to stay in close contact with our tenants and operating partners to monitor developments as they occur. As the impact of the pandemic on our operations becomes clearer, the board of directors will evaluate investor distributions and the SRP on a regular basis and may make additional adjustments as circumstances warrant.

We continue to believe that healthcare real estate is among the most compelling investment asset classes available on a risk-adjusted basis. The long-term demographic trends of an aging population underpin an asset class with long-term stability and growth potential. While this is a highly uncertain time, we have confidence that our diverse portfolio is well-equipped to weather this unique challenge.

As you know, the executive officers of Griffin-American Healthcare REIT IV are among the largest individual investors in the company, and we stand shoulder-to-shoulder with you through this difficult time. The steps we are taking now will impact us all but will further enhance our company’s strength and long-term value for all investors.

Should you have any questions, please contact our Investor Services department at 888-926-2688.

Thank you for your continued support and our best wishes to you and your loved ones.

Sincerely,

Jeff Hanson	Danny Prosky
Chairman and Chief Executive Officer	President and Chief Operating Officer

Enclosure

[1]	Based on aggregate contract purchase price of real estate investments acquired as of December 31, 2019, including an interest in a joint venture.

[2]
Based on the gross real estate investments value estimated by the board of directors based in part on a valuation by JLLS as of December 31, 2019, including an interest in a joint venture, and for properties acquired subsequent to October 1, 2019, the aggregate contract purchase price as of December 31, 2019.

18191 Von Karman Avenue Suite 300 Irvine, CA 92612 (949) 270-9200

Frequently Asked Questions

1)	Why did the board of directors determine an estimated per share NAV?
The board of directors determined an estimated per share net asset value (“NAV”) of our common stock in order to assist the broker-dealers that participated in our offering in meeting their customer account statement reporting obligations as required by the Financial Industry Regulatory Authority (“FINRA”).

2)	Did the valuation include a portfolio premium or other adjustments to value?
The valuation performed by Jones Lang LaSalle Securities, LLC (“JLLS”), an independent FINRA-registered broker-dealer firm that specializes in providing real estate financial services, was conducted pursuant to industry guidelines that do not allow for the consideration of a portfolio premium or other adjustments that we would reasonably expect to accrue in a typical real estate transaction, nor did it include an enterprise value.

3)	How was the estimated per share NAV determined?
JLLS and/or its affiliates evaluated our property portfolio and calculated an estimated per share range of values of our common stock of $9.28 to $9.99 as of December 31, 2019. The audit committee of the board of directors, comprised solely of independent directors, engaged JLLS and reviewed their valuation analyses and report, and recommended an estimated per share NAV to the full board of directors. Based on the audit committee’s recommendation, which considered the uncertainty surrounding the impact of the coronavirus (“COVID-19”) pandemic on the company, its residents, its tenants, its operators and its assets, the board of directors adopted an estimated per share NAV of $9.54, which is within the range of values provided by JLLS but lower than the mid-point of $9.75. For a full description of the methodology and assumptions used to determine the estimated per share NAV, please see our Current Report on Form 8-K that we filed with the United States Securities and Exchange Commission (the “SEC”) on April 3, 2020.

4)	What impact does the estimated per share NAV have on the distribution reinvestment plan (“DRIP”)?
The purchase price for shares of Class T and Class I common stock pursuant to the DRIP will be equal to the estimated per share NAV of $9.54, resulting in no change to the DRIP price. Stockholders currently enrolled in the DRIP do not need to do anything — they will automatically continue to be issued DRIP shares at the price of $9.54 per share.

5)	Why did the monthly distribution payment change?
Despite the fact that the estimated per share NAV of Class T and Class I common stock has remained stable, the board of directors decided that it needed to take immediate action to protect capital and maximize liquidity to strengthen the long-term financial prospects of the company in light of the emerging COVID-19 pandemic. The pandemic is expected to put significant strain on the healthcare system and may negatively impact the operations of Griffin-American Healthcare REIT IV. Thus, the board of directors determined it prudent to reduce the company’s monthly investor distribution payments from an annualized rate of $0.60 per share to $0.40 per share beginning with the April 2020 distribution, which will be paid on May 1, 2020. The board of directors and executive management of the company will continue to monitor the situation and may make adjustments as circumstances warrant.

6)	What changes were made to the Share Repurchase Plan (“SRP”) as a result of the estimated per share NAV and in response to the COVID-19 pandemic?
Since the estimated per share NAV of the company’s Class T and Class I common stock of $9.54 is the same estimated per share NAV previously determined by the board of directors, there will be no changes to the per share repurchase price under our SRP.

However, in light of the board of directors’ determination to strengthen the company’s capital and liquidity positions in response to the COVID-19 pandemic, it suspended the company's Share Repurchase Plan with respect to all repurchase requests other than those related to the death or qualifying disability of the stockholder, which will take effect with respect to share repurchase requests submitted for repurchase during the second quarter 2020. The board of directors and executive management of the company will continue to monitor the situation and may make adjustments as circumstances warrant.

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7)	When will the estimated per share NAV be reflected on my quarterly customer account statement?
Your quarterly customer account statement will continue to reflect the $9.54 estimated per share NAV since the board of directors elected to make no change. Your second quarter statement will be provided to you in July 2020.

8)	Will the estimated per share NAV change?
The board of directors expects to perform annual valuations of our property portfolio henceforth and will adjust the estimated per share NAV accordingly. However, the board of directors may be required to reevaluate the estimated per share NAV sooner if the COVID-19 pandemic has a material adverse impact on the company, its residents, its tenants, its operators or its assets.

9)	Who can I contact for additional information?
Please contact our Investor Services department at 888-926-2688 should you have any questions.

This letter contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, with respect to the estimated per share NAV of our common stock and our future determinations thereof, the effects of the COVID-19 pandemic, including its effects on the healthcare industry and senior housing and skilled nursing facilities, our expectations regarding our continued success, changes to our distribution policy and SRP, our ability to acquire additional properties, our ability to actively manage our portfolio, the completion of a liquidity event, our ability to successfully pursue our strategic plan, our ability to further enhance the value of our portfolio and our ability to maximize shareholder value. We intend for all forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable by law. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our strength and financial condition and uncertainties relating to the financial strength of our current and future real estate investments; uncertainties regarding the severity and duration of the COVID-19 pandemic and its effects; uncertainties relating to our ability to successfully pursue our strategic plan; uncertainties relating to the local economies where our real estate investments are located; uncertainties relating to the requirements related to additional acquisitions; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; uncertainties regarding changes in the Institute for Portfolio Alternatives’ practice guideline regarding valuations of publicly registered non-listed real estate investment trusts; uncertainties relating to the implementation of recent healthcare legislation; uncertainties relating to the implementation of our real estate investment strategy; and other risk factors as outlined in our company’s periodic reports, as filed with the SEC. Forward-looking statements in this document speak only as of the date on which such statements were made, and undue reliance should not be placed on such statements. We undertake no obligation to update any such statements that may become untrue because of subsequent events.